                                Rule 424(b)(3)
                          Registration No. 33-60071

PRICING SUPPLEMENT NO. 1 DATED APRIL 8, 1998 TO PROSPECTUS DATED JANUARY 7, 1997 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 1997


                             SARA LEE CORPORATION
                         Medium-Term Notes, Series D
                                 (Fixed Rate)


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
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
Principal Amount:                     $12,250,000                                                    Issue Date:  April 14, 1998
Issue Price:                               99.418                                               Stated Maturity:  April 14, 2008
Commission of Selling Agents:                 NIL                                              Specified Currency:  U.S. Dollars
Net Proceeds to Issuer:               $12,178,705                                                        Form:   X        Global
Interest Rate:                               6.05%                                                              ---
Selling Agents:                  Salomon Brothers                                                                   Certificated
Trade Date:                         April 8, 1998                                                               ---

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Interest Payment Dates:                                                                 Amortizing Notes:
X  As specified in Prospectus Supplement                                                      Yes
--                                                                                      ----
   Other (specify) _____________________                                                  X   No
--                                                                                      ----
Regular Record Date:                                                                     Each payment of principal of, and interest
X  As specified in Prospectus Supplement                                                on, the Notes will be made:
--
   Other (specify) _____________________                                                         Quarterly
--                                                                                      -------
Original Issue Discount Note:                                                             X     Semiannually
                                                                                        -------
   Yes  X No                                                                                    Other (specify) __________________
--     --                                                                               -------
Original Issue Discount                                                                 Interest rate may be reset:    Yes  X  No
                       --------------------                                                                         --      --
Yield to Maturity: ________________________                                             Terms of reset:

Repurchase Price (for Discount Securities):                                             Redemption Information:

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Other Provisions:                                                                       Repayment Information

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
The aggregate principal amount of this offering is U.S. $12,250,000 and relates only to Pricing Supplement No. 1.  Medium-Term
Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units.  To date, including this offering, an aggregate of U.S. $49,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, have been issued.
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
        TYPE OF SALE:                                   IF PRINCIPAL TRANSACTION, REOFFERING AT:

     As Agent                          X  varying prices related to prevailing market prices at the time of resale
----                                  ---
 X   As Principal                         fixed number of offering prices of _______ of Principal Amount
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[Insert additional tax disclosure, if necessary]